Exhibit 21.1


Subsidiaries of Franklin Street Properties Corp.

                                                                 Jurisdiction of
Name                                                             Organization
----                                                             ------------

FSP Investments LLC                                              Massachusetts

FSP Property Management LLC                                      Massachusetts

FSP Holdings LLC                                                 Delaware

FSP REIT Protective Trust                                        Massachusetts

FSP Protective TRS Corp.                                         Massachusetts

FSP Royal Ridge Corp.                                                 Delaware

FSP Montague Business Center Corp.                                    Delaware

FSP Collins Crossing Corp.                                            Delaware

FSP Addison Circle Corp.                                              Delaware

Essex Lane Associates Limited Partnership                        Massachusetts

FSP Austin N.W. Limited Partnership                              Massachusetts

FSP Bollman Place Limited Partnership                            Massachusetts

FSP Gateway Crossing Limited Partnership                         Massachusetts

FSP Hillview Center Limited Partnership                          Massachusetts

FSP Lyberty Way Limited Partnership                              Massachusetts

FSP North Andover Office Park Limited Partnership                Massachusetts

FSP Park Seneca Limited Partnership                              Massachusetts

FSP Piedmont Center Limited Partnership                          Massachusetts

FSP Santa Clara Limited Partnership                              Massachusetts

FSP Silverside Plantation Limited Partnership                    Massachusetts

FSP Southfield Centre Limited Partnership                        Massachusetts

FSP Telecom Business Center Limited Partnership                  Massachusetts

One Technology Drive Limited Partnership                         Massachusetts

FSP Gael Apartments Limited Partnership                                  Texas

FSP Goldentop Technology Center Limited Partnership                 California

FSP Merrywood Apartments Limited Partnership                             Texas

FSP Park Ten Limited Partnership                                         Texas

FSP Forest Park IV NC Limited Partnership                       North Carolina

FSP Greenwood Plaza Corp.                                             Delaware

FSP River Crossing LLC                                                Delaware

FSP Liberty Plaza Limited Partnership                                    Texas